KongZhong Schedules Conference Call for
2008 Fourth Quarter Earnings

Beijing, Feb 11, 2009 – KongZhong Corporation (NASDAQ: KONG), a leading mobile Internet company in China, in order to better facilitate investor access to our earnings conference call, has adjusted the time of its 2008 fourth quarter financial results from 7:30 pm (EST) to 6:30 pm (EST), after the markets close, Wednesday February 18, 2009 or an hour earlier than previously announced.

For Asian based investors, the conference call has been adjusted to be held at 7:30 am (HK Time) on Thursday February 19th, 2008.

Dial-in numbers and passwords remain the same as previously announced.

(Speakers)
Leilei Wang, Chairman & Chief Executive Officer
Nick Yang, President
Jay Chang, Chief Financial Officer

Hong Kong Time:	February 19, 2009, Thursday, 7:30 am
Eastern Time:	February 18, 2009, Wednesday, 6:30 pm
Pacific Time:	February 18, 2009, Wednesday, 3:30 pm

CONFERENCE CALL ACCESS NUMBERS:
China Toll Free Number:	+86-10-800-130-0399
Hong Kong Toll Free Number:	+852-800-96-2844
USA Toll Free Number:	+1-800-299-0148
USA Toll Number:	+1-617-801-9711
PASSCODE:	4855 8509

REPLAY ACCESS NUMBERS (FOR 2 WEEKS):
USA Toll Free Number:	+1-888-286-8010
USA Toll Number:	+1-617-801-6888
PASSCODE:	6620 5203

WEBCAST:
http://ir.kongzhong.com

For information, please contact:
Jay Chang of KongZhong Corporation
Tel:	+86-10-8857-6000
Fax:	+86-10-8857-5891
Email:	ir@kongzhong.com

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